Exhibit 16.0

[McDermott & Miller, P.C. Letterhead]

July 12, 2005

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Gentlemen:

We have read the paragraphs entitled “Change in Accountants” in the Registration Statement of Equitable Financial Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements concerning our Firm contained therein. We have no basis to agree or disagree with the other statements of the registrant contained herein.

/s/ McDermott & Miller, P.C.

Grand Island, Nebraska